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                                                                      EXHIBIT 21


                            SUBSIDIARIES OF AMERICAN HOMEPATIENT, INC.


            NAME OF                                STATE OF              D/B/A
          SUBSIDIARY                             INCORPORATION           NAME

Designated Companies, Inc.                           New York        CarePlan
AHP Finance, Inc.                                    Delaware
American HomePatient of Iowa, Inc.                   Delaware
American HomePatient, Inc.                          Tennessee
American HomePatient of Texas, L.P.                   Texas
AHP, L.P.                                           Tennessee
Outpatient Medical Network, Inc.                    Washington
American HomePatient, East, Inc.                  Massachusetts
American HomePatient Of New York,                    New York
Inc.
Breathing Equipment Incorporated                   Pennsylvania      Hazelton Medical &
                                                                     Breathing Equipment
Happy Harry's Health Care, Inc.                      Delaware
AHP HomeCare of Gainesville                          Florida
Downeast Medical Shoppe                               Maine
American HomePatient of Nevada, Inc                   Nevada
Volunteer Medical Oxygen and Hospital               Tennessee
Equipment Company, Inc.
United Clinical Services, Inc.                      New Jersey
Allegheny Respiratory Associates, Inc.             Pennsylvania
Medical Equipment Services, Inc.                     Illinois
American HomePatient of Illinois, Inc.               Illinois
ProCare Medical Supply Co., Inc.                     Missouri
American HomePatient of Arkansas, Inc.               Arkansas
Neogenesis, Inc.                                  South Carolina
American HomePatient Ventures, Inc.                 Tennessee
National Medical Systems, Inc.                       Arkansas
The National Medical Rentals, Inc.                   Arkansas
National I.V., Inc.                                  Arkansas



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
            NAME OF                                STATE OF              D/B/A
          SUBSIDIARY                             INCORPORATION           NAME

Sound Medical Equipment, Inc.                       Washington
Baptist Ventures AHP Homecare Alliance               Alabama
HomeLink Home Health Care Services,                  Arkansas
Inc.
Home Care Resource Alliance-American              South Carolina
HomePatient
Coastal Home Care                                 South Carolina
Total Home Care of East Alabama, LLC                 Alabama
Alliance Home Health Care Partnership               Tennessee
Health Star DME, Ltd.                                 Texas
Piedmont Medical Equipment                        South Carolina
Blue Ridge Home Care                              North Carolina
Medical Arts Joint Venture                           Michigan
Colorado Home Medical Equipment                      Colorado
Alliance. LLC
American HomePatient of Unifour, LLC              North Carolina
American HomePatient of Sanford, LLC              North Carolina
Pro Med                                           South Carolina
AHP Delmarva, LLP                                    Maryland
Twin Tier Home Care                                  New York
AHP-MHR Home Care, LLP                               Nebraska
Northeast Pennsylvania Alliance, LLC               Pennsylvania      d/b/a American
                                                                     HomePatient
Northwest Washington Alliance, LLC                  Washington